              As Filed With the Securities and Exchange Commission
                                on March 3, 1997
                                                Registration No. 333-
 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 ................................................................................

                              DEVLIEG-BULLARD, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   62-1270573
                      (I.R.S. Employer Identification No.)

                                ONE GORHAM ISLAND
                           WESTPORT, CONNECTICUT 06880
           (Address of Principal Executive Offices including zip code)

                              DEVLIEG-BULLARD, INC.
                  1991 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)

                                WILLIAM O. THOMAS
                                ONE GORHAM ISLAND
                           WESTPORT, CONNECTICUT 06880
                     (Name and address of agent for service)

                                 (203) 221-8201
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of securities to           Amount to be           Proposed maximum           Proposed maximum         Amount of registration
     be registered                 registered        offering price per share   aggregate offering price              fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (1)                  15,000 shares              $3.1875                    $47,813                      $14.49

====================================================================================================================================


(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market on February 27, 1997.

                      REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value per share, of DeVlieg-Bullard, Inc., a Delaware corporation (the "Registrant"), for the Registrant's 1991 Stock Option Plan for Outside Directors, as amended.


          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

     The Registration Statement on Form S-8 (Registration No. 33-54608) previously filed by the Registrant with the Securities and Exchange Commission on November 17, 1992, is hereby incorporated by reference herein.

Item 8.  Exhibits

            Exhibit Number                               Description
            --------------        ---------------------------------------------------------

                  5               Opinion of Bass, Berry & Sims PLC

                 23.1             Consent of Price Waterhouse LLP

                 23.2             Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

                  24              Power of Attorney (included on page II-3)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 27th day of February, 1997.

                      DEVLIEG-BULLARD, INC.


                      By: /s/ Lawrence M. Murray
                          -----------------------------------------------------
                          Lawrence M. Murray,
                          Vice President, Chief Financial Officer and Secretary

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Charles E. Bradley and Lawrence M. Murray, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                        Date
---------                                  -----                                        ----
                                           Chairman of the Board
----------------------------------------
Charles E. Bradley


/s/ William O. Thomas                      President, Chief Executive Officer           February 27, 1997
----------------------------------------   and Director (Principal Executive
William O. Thomas                          Officer)


/s/ Lawrence M. Murray                     Vice President, Chief Financial              February 27, 1997
---------------------------------------    Officer and Secretary (Principal
Lawrence M. Murray                         Financial and Accounting Officer)

                                           Director
---------------------------------------
Burton C. Borgelt


                                           Director
---------------------------------------
Thomas L. Cassidy

/s/ George A. Chandler                     Director                                     February 27, 1997
---------------------------------------
George A. Chandler

Signature                                  Title                                        Date
---------                                  -----                                        ----
/s/ John R. Kennedy                        Director                                     February 27, 1997
---------------------------------------
John R. Kennedy

/s/ John E. McConnaughy, Jr.               Director                                     February 27, 1997
---------------------------------------
John E. McConnaughy, Jr.

/s/ John G. Poole                          Director                                     February 27, 1997
---------------------------------------
John G. Poole

                                  EXHIBIT INDEX

  Exhibit Number                           Description
  --------------      ---------------------------------------------------------

         5            Opinion of Bass, Berry & Sims PLC

       23.1           Consent of Price Waterhouse LLP

       23.2           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

       24             Power of Attorney (included on page II-3)